Exhibit 10.4


                          SecureCare Technologies, Inc.





                         $1,000,000 Series B Convertible
                            Preferred Stock Offering

                              Subscription Package



                       Gryphon Financial Securities Corp.

                                 Placement Agent
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                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT made as of this _____ day of _______ 2004 between SecureCare Technologies, Inc., a corporation organized under the laws of the State of Nevada with offices at 3001 Bee Caves Road, Suite 250, Austin, Texas 78746 (the "Company"), and the undersigned (the "Subscriber" and together with each of the other subscribers in the Offering (defined below), the "Subscribers").

         WHEREAS, the Company desires to offer and sell on a "best efforts" basis, up to ten (10) units (a "Unit" and collectively, the "Units"), in a private placement (the "Offering"), at a purchase price of $100,000 per Unit;

         WHEREAS, each Unit consists of (i) ninety thousand nine hundred nine (90,909) shares of the Company's Series B Convertible Preferred Stock (the "B Shares"), each B Share being initially convertible into one (1) share (the "Conversion Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) a common stock purchase warrant in the form set forth on EXHIBIT A hereto (a "Warrant" and, collectively, the "Warrants"), to purchase at an exercise price of $1.25 per share, eighteen thousand one hundred eighty two (18,182) shares of Common Stock (the "Warrant Shares");

         WHEREAS, the B Shares shall have the rights and be subject to limitations as set forth in the Company's Certificate of Designation annexed hereto as EXHIBIT B;

         WHEREAS, Gryphon Financial Securities Corp. is acting as placement agent (the "Placement Agent") in the Offering on a "reasonable efforts" basis and will receive the compensation set forth in Section 3.2 of this Agreement; and

         WHEREAS, the Conversion Shares and the Warrant Shares are entitled to the registration rights as set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), attached hereto as EXHIBIT C; and

         WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the "Questionnaire").

         NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.       SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF
         SUBSCRIBER

         1.1. Subscription for Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such aggregate amount of Units as is set forth upon the signature page hereof; and the Company agrees to sell such Units to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to "Frank J. Hariton, Esq. as Escrow Agent

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for SecureCare Technologies, Inc." or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. Wire transfers should be made to Frank J. Hariton, Esq. - IOLA Account, Account Number 291-500-155-865, Chase Manhattan Bank, Routing Number 021000021, Branch 291, 875 Saw Mill River Road, Ardsley, New York 10502. The Units, the B Shares, the Conversion Shares and the Warrant Shares (shall collectively be referred to hereunder as the "Securities"). The Warrants and certificates for the B Shares shall be delivered by the Company no later than the later of (i) ten (10) days after the Closing.

         1.2. Reliance on Exemptions. The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC") or any state agency because of the Company's representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

         1.3. Investment Purpose. The Subscriber represents that the Securities are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act. The Subscriber agrees that it will not sell or otherwise transfer the Securities unless they are registered under the 1933 Act or unless an exemption from such registration is available.

         1.4. Accredited Investor. The Subscriber represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Units. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

         1.5.     Description of the Company:

         The Company believes it is the leading developer of proprietary internet-based document exchange and e-signature technology solutions. Its technology can be applied to any document requiring authentication, verification and document process flow. The Company is marketing its products to a growing network of U.S. based industries including the in-home patient industry. The network, consisting of Home Healthcare Agencies ("HHAs"), Durable Medical Equipment Agencies ("DMEs"), Hospices and their referring physician base, is highly regulated. In-home patient services are extremely paper intensive to provider and physician staffs. Numerous reviews and signatures are required from various personnel such as doctors, nurses and administrators. The Company believes healthcare has lagged behind other industries as it relates to technology and workflow efficiencies resulting in increased cost structure, delayed reimbursements and reduced cash flows. Additionally, the industry is exposed to regulatory issues for mishandling of patient records and reimbursement claims procedures as well as subsequent Medicare fraud and abuse or allegations thereof.

         Home healthcare providers are served by practice management software offered to each segment of the industry by numerous vendors including various home-grown systems. The Company believes these vendors offer some but not all of

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the functionality needed by the providers' offices. The Company believes the dominant solutions providers to this industry are:

         McKesson                            Siemens
         Patient Care Technologies, Inc      Lewis
         Misys Healthcare Systems            Beyond Now (Cerner)
         Infosys                             Computer Unlimited
         Fastrack                            CareCentric

         Internally developed solutions are utilized by larger organizations such as:

         Gentiva Health Services             Amedisys Inc.
         Interim/Spherion                    Apria Healthcare
         Rotech Healthcare, Inc.             Lincare

         The Company believes that Practice Management Software is a mature market and offers homecare providers a range of solutions with various functionalities including documenting patient records required by the Center for Medicare and Medicaid Services ("CMS"), billing and scheduling. Because of the maturation of the industry, the Company believes there is little differentiation or competitive advantage among solution providers.

         The Company believes it offers one of the only solutions addressing the problem of efficient handling and transferring of an endless number of forms and documents used by the targeted industry. Without SecureCare, documents such as verbal orders, plan of care 485s, 486s and 487s, letters of medical necessity, physician orders, physician prescriptions, hospital admission forms, discharge forms and authorization forms are processed and delivered from healthcare provider to referring physicians for review and signatures. The documents are returned to the provider by hand delivery, fax or mail. If there is missing information, the documents must be returned again and the cycle continues; a common problem for providers' and physicians' offices. When completed, the documents are used to record reimbursement claims sent to Medicare, Medicaid and other third party payors. This process must be performed in compliance with the Health Insurance Portability and Accountability Act ("HIPAA") passed by Congress. The Company believes this existing paper environment has fostered significant inefficiencies, particularly in the area of Medicare billing, resulting in subsequent increased costs to tax payers and healthcare overall. Medicare regulations are driving the need for additional technology solutions that will support the providers and physicians by speeding the administration of care documentation and reducing operations costs in the industry. The Company believes that SecureCare is at the forefront of this move toward technology enabled efficiencies.

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                                  RISK FACTORS

         RISK OF INVESTMENT. THE SUBSCRIBER RECOGNIZES THAT THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO THE RISKS SET FORTH IN THIS SECTION.

         ALL SHARE AND PER SHARE INFORMATION IN THIS SUBSCRIPTION AGREEMENT REFLECTS A 1.5 FOR 1 FORWARD STOCK SPLIT OF THE COMMON STOCK THAT OCCURED IN FEBRUARY 2004.

Relationship to and influence and control by the Placement Agent; Conflict of Interest.

         As of the date of this Subscription Agreement, Gryphon Opportunities Fund I, LLC (the "Fund"), owns in the aggregate 13,980,638 shares of Common Stock (approximately 70% of the Company's issued and outstanding Common Stock). In addition, the Fund has approximately $544,000 aggregate principal amount of loans due from the Company on various dates through and until October 2010. Such stock ownership, indebtedness of the Company to the Placement Agent and its affiliates and certain additional rights and compensation to be received by the Placement Agent in this Offering creates a conflict of interest for the Placement Agent in acting in the best interests of itself as opposed to the interest of investors in this Offering and provides the Placement Agent with control over the Company both before and following this Offering.

Chapter 11 Reorganization.

         On May 13, 2003 (the "Commencement Date"), the Company filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court"), Case No. 03-12387 as a part of its financial strategy to ease the company's debt service associated with years of high cost technology development. During the course of its Chapter 11 proceeding, the Company operated its business and managed its assets as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         On August 6, 2003, the Company filed a proposed Disclosure Statement and Joint Plan of Reorganization, dated August 5, 2003, (the "Plan") with the Bankruptcy Court. On October 23, 2003, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, approving the Company's Disclosure Statement. On October 24, 2003, the Debtors commenced the solicitation of holders of claims entitled to vote to accept or reject the Plan. On December 2, 2003, after notice and a hearing, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order confirming the Debtor's Joint Plan of Reorganization dated as of August 5, 2003 (the "Confirmation Order"). The Plan became final and non-appealable on December 13, 2003. The Effective Date of the Plan is December 15, 2003. A copy of the Plan (as amended by the Confirmation Order dated December 2, 2003) is included in Exhibit D hereto. On April 22, 2004, the Company submitted a motion to modify the Plan after its confirmation. The motion to modify the Plan consisted of immaterial changes to the original Plan. A copy of the Motion to Modify the Plan is also included in Exhibit D hereto. The Company's reorganization under the Bankruptcy Code may adversely affect its ability to attract and maintain customers, which would have a material adverse effect on the Company's operations.

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Qualified opinion by independent public accountants.

         The Company has generated limited revenue, has incurred substantial losses since its inception and currently is experiencing a substantial cash flow deficiency from operations. The Company incurred net losses of approximately $3.9 million during 2001 and approximately $2.7 million during 2002. The Company incurred net income of approximately $1.9 million during 2003 (including $3.3 million in income resulting from non-recurring reorganization items). The Company incurred a net loss of approximately $1.4 million during the nine months ended September 30, 2004. Every report issued by the Company's independent public accountants on the Company's financial statements has expressed substantial doubt about the Company's ability to continue as a going concern.

Limited operating history; Net losses; Accumulated deficit; No assurance of profitability.

         To date the Company has not generated any material income. The Company has incurred substantial losses since its inception and expects to incur substantial additional losses for the foreseeable future. The Company incurred net losses of $3.9 million during 2001 and $2.7 million during 2002. The Company incurred a net loss in year 2003 of $1.4 million (excluding $3.3 million in income resulting from non-recurring reorganization items). Based upon the unaudited final statements of the Company, the Company incurred a net loss of $1.4 million during the nine months ended September 30, 2004. The Company's ability to generate significant revenue is uncertain, and it may never achieve profitability.

Dependence on net proceeds; No minimum amount of Units.

         The Company does not have sufficient revenues and cash to fund its proposed operations and is wholly dependent upon the net proceeds of this Offering to fund its current and proposed operations. However, there is no minimum number of Units that must be sold before the Company can sell Units and apply the net proceeds there from in the manner set forth in this Memorandum. Moreover, there is no commitment to purchase Units and there can be no assurance that the Company will sell all ten (10) Units offered hereby or any Units. Furthermore, there can be no assurance that the amount of net proceeds received by the Company from the ale of less than all ten (10) Units will be adequate to enable the Company to pursue its intended operations in the matter or to the extent it contemplates herein. As a result, investors will have a greater risk of loss in the event the Company is unable to sell a sufficient number of Units in this Offering on a timely basis in order to adequately fund its current and proposed operations.

Need for additional capital.

         The Company believes that if it sells all ten (10) Units in this Offering the net proceeds therefrom will satisfy its operating capital needs for at least six (6) months based upon its currently anticipated business activities. The Company anticipates incurring substantial losses in the future and will likely require significant additional financing following this Offering, regardless of the net proceeds received, in order to satisfy its cash requirements. The Company's need for additional capital to finance its operations and growth will be greater should, among other things, its revenue or expense estimates prove to be incorrect, particularly if the Company does not

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sell a sufficient number of Units in this Offering. If less than such ten (10)
Units are sold in the Offering are completed, the Company may be required to reduce the scope of its business activities until other financing can be obtained. The Company cannot predict the timing or amount of its capital requirements at this time. The Company may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect its operating results and prospects.

The Company will not become profitable unless it achieves sufficient levels of physician penetration and market acceptance of its services.

         The Company's business model depends upon usage by a large number of physicians with a high volume of home healthcare transactions and the sale of home healthcare e-commerce services to payers and other healthcare constituents. The acceptance by physicians and other healthcare providers of the Company's solutions will require adoption of new methods of conducting business and exchanging information. The Company cannot assure you that physicians or other health care providers will integrate its services into their office workflow, or that the healthcare market will accept the Company's services as a replacement for traditional methods of conducting home healthcare transactions. The healthcare industry uses existing computer systems that may be unable to access our web-based solutions. Customers using existing systems may refuse to adopt new systems when they have made extensive investment in hardware, software and training for existing systems or if they perceive that the Company's products or services will not adequately protect proprietary information. Failure to achieve broad physician or health care organization penetration or successfully contracting with healthcare participants would have a material adverse effect on the Company's business.

         Achieving market acceptance for the Company's products and services will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. The Company's management believes that it must gain significant market share with its services before the Company's competitors introduce alternative services with features similar to its services. There can be no assurance that the Company will be able to succeed in positioning its services as a preferred method for healthcare e-commerce, or that any pricing strategy the Company develops will be economically viable or acceptable to the market. Failure to successfully market the Company's products and services would have a material adverse effect on its business, financial condition and operating results.

The Company's business prospects will suffer if it is not able to quickly and successfully deploy its systems and products.

         The Company believes its business prospects will suffer if it does not deploy its services quickly. The Company began allowing access to its web-based EMR system in November of 2000 and intends to expand deployment of access to its web-based EMR services during the year 2004, although there can be no assurance that the Company will be able to continue to do so during this time, or at all. In order to deploy the Company's services, it must integrate their architecture with physicians', payors' and suppliers' systems. The Company will need to expend resources to integrate its systems with the existing computer systems of large healthcare organizations, home health care organizations and physicians. The Company has limited or no experience in doing so, and may experience delays

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in the integration process. These delays would, in turn, delay the Company's ability to generate revenue from its services and may have a material adverse effect on its business, financial condition and operating results.

         Once the Company has deployed its EMR system, it may need to expand and adapt it to accommodate additional users, increased transaction volumes and changing customer requirements. This expansion and adaptation could be costly. The Company may be unable to expand or adapt our network infrastructure to meet additional demand or their customers' changing needs on a timely basis and at a commercially reasonable cost, or at all. Any failure to deploy, expand or adapt the Company's system quickly could have a material adverse effect on the Company's business, financial condition and operating results.

The Company does not currently have a substantial customer base.

         The Company currently does not have a substantial customer base. In addition, the Company currently generates a significant portion of its revenue from providing its products and services in Texas, Louisiana, North Carolina, Pennsylvania, Florida, Minnesota, Wisconsin, Michigan, Oklahoma, Missouri, Indiana, Ohio, Alabama, California, Illinois and Mississippi. If the Company does not generate as much revenue in these markets or from these payers as expected or expand to additional markets and payers as expected, its revenue could be significantly reduced, which would have a material adverse effect on its business, financial condition and operating results.

Competition.

         The Company's business operates in a highly competitive environment. Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become more intense and the importance of establishing a relationship with each industry participant will become greater. These industry participants may try to use their market power to negotiate price reductions for the Company's products and services. If forced to reduce the Company's prices, its operating results could suffer if it cannot achieve corresponding reductions in the Company's expenses.

The Company may experience significant delays in generating revenues from its services because potential customers could take a long time to evaluate the purchase of its services.

         A key element of the Company's strategy is to market its services directly to large healthcare organizations, including home health care organizations and nursing home facilities. The Company does not control many of the factors that will influence physicians' and suppliers' buying decisions. The Company expects that the sales and implementation process will be lengthy and will involve some technical evaluation and commitment of capital and other resources by home health agencies, nursing homes, physicians and suppliers. The sale and implementation of the Company's services are subject to delays due to such organizations' internal budgets and procedures for approving expenditures and deploying new technologies within their networks.

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The Company's business will suffer if the integrity and security of its systems are inadequate.

         If the Company is successful in delivering its web-based healthcare e-commerce services, its business could be harmed if the Company or its present or future customers were to experience any system delays failures or loss of data. Although the Company intends to have safeguards for emergencies, the occurrence of a catastrophic event or other system failure at its facilities could interrupt the Company's operations or result in the loss of stored data. In addition, the Company will depend on the efficient operation of Internet connections from customers to its systems. These connections, in turn, depend on the efficient operation of web browsers, Internet service providers and Internet backbone service providers. In the past, Internet users have occasionally experienced difficulties with Internet and online services due to system failures. Any disruption in Internet access provided by third parties could have a material adverse effect on the Company's business, financial condition and operating results. Furthermore, the Company will be dependent on hardware suppliers for prompt delivery, installation and services of equipment used to deliver the Company's services.

Despite the implementation of security measures, the Company's infrastructure may be vulnerable to damage from physical break-ins, computer viruses, programming errors, attacks by hackers or similar disruptive problems.

         A material security breach could damage the Company's reputation or result in liability to the Company. The Company retains confidential customer information in its processing center and on its servers. An experienced computer user who is able to access the Company's computer systems could gain access to confidential company information. Furthermore, the Company may not have a timely remedy to secure its system against any hacker who has been able to penetrate the Company's system. Therefore, it is critical that the Company's facilities and infrastructure remain and are perceived by the marketplace to be secure. The occurrence of any of these events could result in the interruption, delay or cessation of service, which could have a material adverse effect on the Company's business, financial condition and operating results.

         A significant barrier to e-commerce and communications are the issues presented by the secure transmission of confidential information over public networks. The Company intend to rely on encryption and authentication technology licensed from third parties to secure Internet transmission of and access to confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the methods used to protect customer data. A party who is able to circumvent security measures could misappropriate or alter proprietary information or cause interruptions in operations. If any such compromise of the Company's security or misappropriation of proprietary information were to occur, it could have a material adverse effect on the Company's business, financial condition and operating results.

         The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by security breaches. The Company may also be required to spend significant resources and encounter significant delays in upgrading the

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Company's systems to incorporate more advanced encryption and authentication technology as it becomes available. Concerns over the security of the Internet and other online transactions and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Company's services in particular, especially as a means of conducting commercial and/or healthcare-related transactions. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such breaches will not have a material adverse effect on the Company's business, financial condition and operating results.

The Company's operations will also be dependent on the development and maintenance of software.

         Although the Company intend to use all necessary means to ensure the efficient and effective development and maintenance of software, both activities are extremely complex and thus frequently characterized by unexpected problems and delays.

Uncertainties in realizing benefits from a combination.

         Even if the Company is able to integrate the operations of an acquired company or business into the company successfully, there can be no assurance that such integration will result in the realization of the full benefits the Company expects to result from such integration or that such benefits will be achieved within the time frame that the Company expect.

         o Revenue enhancements from cross-selling complementary services may not materialize as expected.
         o The benefits from the combination may be offset by costs incurred in integrating the companies.
         o The benefits from the transaction may also be offset by increases in other expenses, by operating losses or by problems in the business unrelated to the transaction.

Rapidly changing technology may adversely affect the Company's business.

         All businesses which rely on technology, including the healthcare work-flow solutions business that the Company is developing, are subject to, among other risks and uncertainties:

         o        rapid technological change,
         o        changing customer needs,
         o        frequent new product introductions and
         o        evolving industry standards.

         Internet technologies are evolving rapidly, and the technology used by any web-based business is subject to rapid change and obsolescence. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. In addition, use of the Internet may decrease if alternative protocols are developed or if problems associated with increased Internet use are not resolved. As the communications, computer and software industries continue to experience rapid technological change, the Company must

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be able to quickly and successfully modify its services so that we adapt to such changes. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development and introduction of the Company's healthcare work-flow solutions services or that the Company will be able to respond to technological changes in a timely and cost-effective manner. Moreover, technologically superior products and services could be developed by competitors. These factors could have a material adverse effect upon the Company's business, financial condition and operating results.

Dependence on Proprietary Technology.

         The success of the Company's business is dependent to a significant extent on its ability to protect the proprietary and confidential aspects of its technology. Although the Company has filed multiple provisional patent applications on some of its processes, the Company's technology is not patented and existing copyright laws offer only limited practical protection. The Company relies on a combination of trade secret, copyright and trademark laws, license agreements, non-disclosure and other contractual provisions and technical measures to establish and protect its proprietary rights. There can be no assurance that the legal protections afforded to the Company or the steps taken will be adequate to prevent misappropriation of the Company's technology. In addition, these protections do not prevent independent third-party development of competitive products or services. The Company's management believes that its products, services, trademarks and other proprietary rights do not infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company or that any such assertion will not require the Company to enter into a license agreement or royalty arrangement with the party asserting the claim. As competing healthcare information systems increase in complexity and overall capabilities or the functionality of these systems further overlap, providers of such systems may become increasingly subject to infringement claims. Responding to and defending any such claims may distract the attention of the Company's management and otherwise have a material adverse effect on the Company's business, financial condition and operating results.

The desirability of the Company's services is contingent on its ability to continue to comply with present and future government regulations.

         The Company's services are subject to extensive and frequently changing regulation at federal, state and local levels. The Internet and its associated technologies are also subject to government regulation. Many existing laws and regulations, when enacted, did not anticipate the methods of healthcare solutions the Company is developing. The Company believes, however, that these laws and regulations may nonetheless be applied to our healthcare solutions business. It may take years to determine the extent to which existing laws and regulations governing general issues of property ownership, sales and other taxes, libel, negligence and personal privacy are applicable to the Internet. Laws and regulations may also be adopted in the future that address Internet-related issues, including security, privacy and encryption, pricing, content, copyrights and other intellectual property; contracting and selling over the Internet; and distribution of products and services over the Internet. Accordingly, the Company's healthcare solutions business may be affected by current regulations as well as future regulations specifically targeted to this

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new segment of the healthcare industry. While the Company's products are designed to aid the Company's customers' compliance with certain government regulations, changes in these regulations or their repeal could reduce the need for the Company's products.


Dependence on Management.

         The Company's success depends to a large degree upon the skills of its senior management team and current key employees and upon its ability to identify, hire, and retain additional sales, marketing, technical and financial personnel. The Company may be unable to retain its existing key personnel or attract and retain additional key personnel. The Company depends particularly upon the following key executives:

         o        Dr. Richard Corlin, Chairman of the Board
         o        Robert Woodrow, President and Chief Executive Officer
         o William O'Loughlin, Executive Vice-President and Chief Operating Officer
         o        Neil Burley, Vice-President and Chief Financial Officer
         o        Dennis Nasto, Senior Vice-President of Sales and Marketing
         o        Eugene Fry, Vice-President of Product Development and
                  Technology.

         The Company does not have any employment contracts with these officers and key employees. The Company does not maintain key person life insurance for any of its officers or key employees. The Company also does not require its executives or its employees to enter non-competition agreements with the Company. However, the Company does seek to protect its confidential information through confidentiality agreements and patents. The loss of any of its key officers and employees or the failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on the Company's business. Additionally, the company must attract additional, qualified sales staff.

Immediate and substantial dilution.

         Investors in this Offering will incur immediate and substantial dilution of their ownership interest as a result of this Offering.

Shares eligible for future sale.

         Sales of substantial amounts of Common Stock by shareholders in the public market, or even the potential for such sales, are likely to adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital by selling equity securities. As of the date of this Subscription Agreement, the Company believes approximately 15,000,000 of the approximately 19,954,000 shares of Common Stock currently outstanding were freely transferable without restriction or further registration under the securities laws, unless held by "affiliates" of the Company, as that term is defined under the securities laws. In addition, in the Proposed Offering, the Company intends to offer for sale its equity securities (which includes

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1,955,000 shares of Common Stock issuable upon conversion of the issued and outstanding A Shares).

Determination of offering price of the Units and the rights of the Units.

         The offering price of the Units and the rights, preferences, privileges and limitations of the Series B Preferred Shares were determined by negotiation between the Company and the Placement Agent. Accordingly, the offering price of the Units and the terms of the Series B Preferred Shares may not accurately reflect the actual value of the Series B Preferred Shares or the price that may be realized upon disposition of the underlying shares of Common Stock. Investors in the Series B Preferred Shares should particularly note that the Placement Agent is a controlling stockholder of the Company.

No independent determination of fairness of Offering Terms.

         If the Series B Preferred Shares were being sold by the Placement Agent in a public offering registered under the 1933 Act, the Placement Agent would be deemed to be a control person of the Company and under National Association of Securities Dealers, Inc. ("NASD") guidelines would be required to retain the services of a "Qualified Independent Underwriter" to evaluate the fairness of the Offering's terms. Investors in this Offering, which is not subject to NASD guidelines, do not have the benefit of a Qualified Independent Underwriter's participation in the Offering.

Significant discretion over use of net proceeds.

         The Company will have significant flexibility in applying the net proceeds of this Offering. The actual amounts and timing of these expenditures may vary significantly depending on a number of factors, including the amount of cash generated by the Company's operations and the market response to the introduction of new product or service offerings. If the Company does not use the proceeds in a manner beneficial to it, the Company's business could suffer and its stock price could decline.

No intention to pay dividends on Common Stock.

         For the foreseeable future, the Company intends to retain any remaining future earnings, if any, to finance its operations and does not anticipate paying any cash dividends with respect to its Common Stock.

Volatility of Common Stock.

         The Company believes that if the Common Stock is ever permitted to trade on the OTCBB, of which no assurances can be given, the trading volume of the Common Stock will be limited and sporadic, and the stock price will be volatile as a result of a number of factors, including, but not limited to, the following:

         o        quarterly variations in the Company's operating results;
         o        large purchases or sales of Common Stock;
         o actual or anticipated announcements of new products or services by the Company, other business partners, or competitors;
         o investor perception of the Company's business prospects or the Internet industry in general;
         o general conditions in the markets in which the Company competes; and
         o        worldwide economic and financial conditions.

Subsequent Offering.

         The Company, through the Placement Agent, currently intends to conduct a private placement of its securities following this Offering (the "Proposed Offering"). Although the definitive terms of such Proposed Offering have not been agreed to, it is currently anticipated that in the Proposed Offering, the Company will offer for sale to investors convertible securities (debt and/or preferred stock) and warrants. No assurances can be given as to the final terms and/or securities, to be offered in the Proposed Offering or that the Company will be able to sell any of its securities in the Proposed Offering.

The Company's proposed expansion through acquisitions may be difficult to implement and may expose the Company to additional risk.

         Although to date the Company has not effectuated any acquisitions, the Company in the future may seek to acquire businesses that are complementary to its core businesses. Such emphasis is not, however, intended to limit in any manner the Company's ability to pursue acquisition opportunities in other related businesses or in other industries. The Company may enter into acquisitions, joint ventures, strategic alliances or other business combinations. These transactions may materially change the nature and scope of the Company's business. Although the Company's management will endeavor to evaluate the risks inherent in any particular transaction, there can be no assurance that the Company will properly ascertain all such risks. In addition, no assurances can be given that the Company will succeed in consummating any such transactions, that such transactions will ultimately provide the Company with the ability to offer the services described or that the Company will be able to successfully manage or integrate any resulting business.

The success of the Company's acquisition program will depend on, among other things:

         o        the availability of suitable candidates;
         o        the availability of funds to finance transactions; and
         o the availability of management resources to oversee the operation of resulting businesses;

Financing for such transactions may come from several sources, including, without limitation:


         o        cash and cash equivalents on hand;
         o        the proceeds from new indebtedness; or
         o proceeds from the issuance of additional common stock, preferred stock, convertible debt or other securities.

The issuance of additional securities, including common stock, or other convertible securities could result in:

         o substantial dilution of the percentage ownership of the Company's stockholders at the time of any such issuance; and
         o        substantial dilution of our earnings per share.

The proceeds from any financing may be used for costs associated with identifying and evaluating prospective candidates, and for structuring, negotiating, financing and consummating any such transactions and for other general corporate purposes. The Company does not intend to seek stockholder approval for any such transaction or security issuance unless required by applicable law or regulation.


Integrating the Company's business operations with businesses the Company may acquire in the future, may be difficult and may have a negative impact on the Company's business.

         The Company may acquire additional businesses in the future. The integration of companies or businesses that the Company may acquire in the future involves the integration of separate companies that have previously operated independently and have different corporate cultures. The process of combining such companies may be disruptive to their businesses and may cause an interruption of, or a loss of momentum in, such businesses as a result of the following difficulties, among others:

         o        loss of key employees or customers;
         o possible inconsistencies in standards, controls, procedures and policies among the companies being combined and the need to implement and harmonize company-wide financials, accounting, information and other systems;
         o failure to maintain the quality of services that such companies have historically provided;
         o        the need to coordinate geographically diverse organizations;
                  and
         o the diversion of management's attention from the Company's day-to-day business and that of any company or business that we may acquire, as a result of the need to deal with the above disruptions and difficulties and/or the possible need to add management resources to do so.

Such disruptions and difficulties, if they occur, may cause the Company to fail to realize the benefits that the Company currently expect to result from such integration and may cause material adverse short- and long-term effects on the Company's operating results and financial condition.

Uncertainties in realizing benefits from a combination.

         Even if the Company is able to integrate the operations of an acquired company or business into the company successfully, there can be no assurance that such integration will result in the realization of the full benefits that the Company expects to result from such integration or that such benefits will be achieved within the time frame that the Company expects.

         o Revenue enhancements from cross-selling complementary services may not materialize as expected.
         o The benefits from the combination may be offset by costs incurred in integrating the companies.
         o The benefits from the transaction may also be offset by increases in other expenses, by operating losses or by problems in the business unrelated to the transaction.

No Current Trading Market and No Assurance of Trading Market for Common Stock; No Market for Warrants or Series B Shares; Penny Stock.

         Prior to the Company's filing of its Chapter 11 reorganization, the Company's then outstanding common stock was eligible for quotation on the Nasdaq Over the Counter Bulletin Board ("OTCBB") and traded under the symbol "ECMD." Because under the Plan all of the previously issued and outstanding shares of common stock were cancelled, there is no trading market for the Common Stock issued under the Plan. Although the Company believes that a market maker will file with the NASD a Form 15(c)2-11 to make a market in the new Common Stock, no assurances can be given when, if ever, any market maker will make such filing, that the NASD will permit a market to be made in the Common Stock or any trading market will ever develop. In addition, there will never be a trading market for the B Shares or the Warrants.

         The Common Stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Penny stocks are stocks:

         o        with a price of less than $5.00 per share;
         o        that are not traded on a "recognized" national exchange;
         o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or
         o issued by companies with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 promulgated under the Securities Act require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain manually signed and dated written receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with such requirements may make it more difficult for holders of the Common Stock to resell their shares to third parties or otherwise which could have a material adverse affect on the liquidity and market price of the Common Stock.

         1.6 Information. The Subscriber acknowledges receipt and full and careful review and understanding of: (a) the Current Report of Form 8-K filed by the Company with the SEC on December 15, 2003; (b) "The Order Confirming Plan" by the United States Bankruptcy Court for the Western District of Texas, Austin Division, dated December 2, 2003, approving the Joint Plan under Chapter 11 of the United States Bankruptcy Code filed by the Company and Gryphon Opportunities Fund, L.P., dated August 3, 2003; (c) the Joint Plan of Reorganization dated August 5, 2003, and amended by the Bankruptcy Court's Confirmation Order dated December 2, 2003; (d) this Subscription Agreement, (e) the Annual Report of the Company for the fiscal year ended December 31, 2003 filed with the SEC on Form 10-KSB on April 27, 2004, (f) the Quarterly Report of the Company for the quarter ended March 31, 2004, filed with the SEC on June 10, 2004; (g) the Quarterly Report of the Company for the quarter ended June 30, 2004, filed with the SEC on August 19, 2004; (h) the Current Report of Form 8-K filed by the Company with the SEC on September 15, 2004; (i) the Current Report of Form 8-K filed by the Company with the SEC on October 15, 2004; (j) the Current Report of Form 8-K filed by the Company with the SEC on October 15, 2004; (k) the Quarterly Report of the Company for the quarter ended September 30, 2004, filed with the SEC on November 16, 2004; (l) the Certificate of Designation; (m) the Warrant, (n) the Registration Rights Agreement, (o) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the "Offering Documents"), and (p) the Company's Certificate of Designation for the Series A Shares, annexed hereto as Exhibit E; and hereby represents that: (i) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested.

         1.7 No Representations. The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

         1.8 Tax Consequences. The Subscriber acknowledges that this offering of the Units may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

         1.9 Transfer or Resale. The Subscriber understands that, except as expressly set forth in the Registration Rights Agreement: (a) none of the Securities have been and are not being registered under the 1933 Act or any state securities laws; (b) the Securities may not be offered for sale, sold, assigned, pledged, transferred or otherwise disposed of (each a "Disposition") unless, prior to effecting any such Disposition (other than any transfer not involving a change in beneficial ownership) (i) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement, or (ii) the Subscriber gives written notice to the Company of such Subscriber's intention to effect a Disposition and such notice shall describe the manner and circumstances of the proposed Disposition, and shall be accompanied by either (A) a written opinion of a legal counsel that a Disposition of the Securities may be made pursuant to an exemption from such registration, or (B) any other evidence reasonably satisfactory to counsel to the Company; and (C) the Company is under no obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any registration exemption thereunder.

         1.10 Placement Agent. The Subscriber agrees that neither the Placement Agent nor any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith.

         1.11 Legends. The Subscriber understands that the certificates or other instruments representing the Securities, until such time as they have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) there is in effect a registration statement under the 1933 Act covering the Disposition and the Disposition is made in accordance with such registration statement or (b) if the Disposition of the Securities is completed in satisfaction of the requirements of Rule 144 of the 1933 Act.

         1.12 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that:
(a) it is authorized and otherwise duly qualified to purchase and hold the Units; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

         1.13 Residency. The Subscriber represents that its principal address is furnished at the end of this Subscription Agreement.

         1.14 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Units; (b) any foreign exchange restrictions applicable to such purchase;
(c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

         1.15 NASD Member. The Subscriber acknowledges that if it is a Registered Representative of an NASD member firm, the Subscriber must give such firm notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

         1.16 Escrow Agent; Escrow Agreement. Pursuant to the terms of an escrow agreement (the "Escrow Agreement") by and between the Company, the Placement Agent and Frank J. Hariton, Esq., as escrow agent (the "Escrow Agent") for the Offering, all proceeds from the sale of the Units shall be sent directly to and held in escrow by the Escrow Agent pending each Closing (as defined below).

         1.17     Certain Supplemental Information Regarding the Company.

         Strategy. The Company's strategy is to market to the community of physician and provider networks that influence each other's business practices. The Company markets to both entities and relies on the natural occurring viral marketing affects influencing both the physician and provider referral relationships. The community includes not only the physicians and providers, but also the associations representing their specialties such as HHA, DME and Hospice. By becoming an integral part of this community, the Company believes it will position itself as the preferred solution for electronic document exchange.

         The Company commits considerable time and resources to market directly to physician and provider relationships on a national, regional and specialty level. The Company believes these relationships provide a unique opportunity by being in a position to market the SecureCare solution. For instance, some provider groups have marketing staffs trained by SecureCare. Those staffs market the SecureCare services; essentially becoming an extension of the SecureCare team. Further, medical billing practices, professional physician groups, associations, multiple provider groups large and small, independent physician associations, integrated delivery networks, third party payors and partners such as Computers Unlimited and Computers Application Unlimited market the SecureCare services to their customers.

         The Company would require providers to pay the Company a fixed recurring monthly fee. The entire targeted network of providers has an incentive for buy in as they concurrently achieve significant administrative and economic efficiencies lowering their cost of operations and improving cash flow, optimizing efficiencies and enhancing compliance. The Company believes the proposed monthly fees, relative to the proposed gains associated with the program, are not significant.

         The Company has paying pilots and contracted customers with numerous local and national providers like the Visiting Nurses Associations of America
(VNAA), US Oncology, Medical Edge, Gentiva, Interim, Amedisys, Home Health Professionals, Home Health Corporation of America, Bon Secours, Vitas and numerous other independent physicians and providers nationwide. As of the end of September, the SecureCare solution is used at over 110 provider locations.

         The Company also is pursuing relationships with large national organizations with specific specialty interests. The Company believes the service and medical equipment supply providers will be able to streamline business operations with the use of the SecureCare products. Creating formal relationships and alliances with these organizations is a significant contributor to penetration within the specialty. For instance, the Van G. Miller Group (VGM) represents more than half of the nation's independent DMEs, further facilitating the process of closing the network and generating revenue for SecureCare. On average, the Company believes DMEs process over 16 million certificates of medical necessities (CMNs) a year. The Company believes this volume will only grow as the Centers for Medicare (CMS) continues to add more requirements such as designating CMNs to be reprocessed every quarter versus once a year.

         To achieve these sales goals, the Company currently has in place five direct employees focused on sales and 40 independent representatives who market their products as well as utilizing the marketing staffs of current providers were applicable. Assuming financing is available, the Company plans to add 25 more direct representatives over the next 12 months.

         Strategic Partnerships and Relationships. As described, a significant part of SecureCare's strategy is to build a community by establishing relationships with physician and provider networks that influence each other's business practices. The Company believes that by including dominant players in the DME, HHA and hospice business, the SecureCare community of providers will be positioned to ensure a continuum of office efficiencies.

         In accordance with that strategy, the management team has achieved specific milestones:

American Medical Group Association

         SecureCare is an Executive Corporate Partner of the American Medical Group Association ("AMGA") as designated by the AMGA. Additionally, the AMGA designated SecureCare as the preferred provider of web-based electronic document exchange technology for its members.

         The AMGA represents medical groups, including some of the nation's largest integrated healthcare delivery systems representing 68,000 physicians. AMGA advocates for the multi-specialty medical group model of healthcare delivery and for patients served by medical groups through innovation and information sharing, benchmarking, leadership development and continuously improving patient care. The members of AMGA deliver health care to more than 50 million patients in 42 states. Headquartered in Alexandria, Virginia, AMGA is the strategic partner for medical groups providing a package of benefits, including political advocacy, educational and networking programs and publications, benchmarking data services, and financial and operations assistance.

Visiting Nurses Association of America

         SecureCare has closed a co-marketing agreement with the Visiting Nurses Associations of America (VNAA). The VNAA has agreed to market the SecureCare solution to their membership on a consistent basis while providing SecureCare full access to all modalities of communication. The VNAA is a respected name in the HHA and hospice community and as such is a critical component of SecureCare's strategy to form a comprehensive community focused on improved office efficiencies and more time for quality care. There are approximately 160 VNAA's with over 300 total locations.

         The VNAA is the official national association for not-for-profit, community based home health organizations known as Visiting Nurse Associations
(VNAs). Visiting Nurse Associations created the profession of home health care more than 100 years ago. Their mission is to bring compassionate, high-quality and cost-effective home care to individuals in their respective communities. Today, VNAs care for nearly 4 million people annually.

The VGM Group

         SecureCare signed a marketing agreement with the Van G. Miller Group
(VGM), the Company believes one of the largest industry group purchasing organization in the home medical equipment market with over 6,000 member locations (50% of all the DME locations nationally).

         From its headquarters in Waterloo, Iowa, The VGM Group provides services and administers what are believed to be innovative programs to help independent business people improve financial success. From its beginning in 1986 when HME was its primary focus, The VGM Group has evolved into a company that offers ancillary business services and purchasing contracts to HME providers in the U.S. and Canada, high-tech rehabilitation professionals and orthotic and prosthetic practitioners.

         Products. The Company is scheduled to release an ASP web-based (browser) version of its product in November 2004. This version of the product is common to all current lines of business.

         o SecureCare 4.0i offers healthcare providers and physicians a web-based ASP model that is fully integrated with any existing practice management software, the ability to create any form or customized documents including confirmation of verbal orders, and instantly exchange them with referring physicians to securely obtain their e-signatures in a preset field within the document for certification and re-certification of care and Certificates of Medical Necessity ("CMN"). SecureCare 4.0i also provides highly scalable platforms for mid-to-large-sized enterprise platforms that permit connections to medical equipment companies, pharmacies, nursing homes, hospices, hospitals, research communities, lab companies and insurance payors, among others.

         The Company believes the move to Microsoft(TM) ".Net" platform, will be more scalable for the future while allowing for easier implementations, higher adoption and faster integration. This strategic move will position the Company to meet the vast demand for the SecureCare solution. The Company believes it is setting the standard for home health care provider workflow solutions.

         The solution is currently tailored to the needs of physicians, clinics and home healthcare, hospice and durable medical equipment providers. It provides a highly secure, HIPAA-ready tracking and reporting environment for accessing information and managing forms and authorizations.

         Currently, the Company offers for sale an ASP Client/Server product that focuses on two lines of business:

         o SecureCare offers healthcare providers, within an internet based ASP model fully integrated with any existing practice management software, the ability to create any form or customized documents including confirmation of verbal orders, and instantly exchange them with referring physicians to securely obtain their e-signatures in a preset field within the document for certification and re-certification of care and Certificates of Medical Necessity ("CMN"). SecureCare also provides highly scalable platforms for mid-to-large-sized enterprise platforms that permit connections to medical equipment companies, pharmacies, nursing homes, hospices, hospitals, research communities, lab companies and insurance payors, among others.
         o SecureMD(TM) enables referring physicians to receive in an "email-like" formatted page, instant secure patient related electronic forms and documents from the health providers into a centralized inbox on their desktop. Physicians can review patient status on-line, authorize the care of plan with a stored e-Signature and electronically return it to providers. SecureMD(TM) also provides a Medicare accepted tracking component which physicians may use as backup to reimburse for time spent on Certification, Re-certification and reviewing other Care Plan Oversight ("CPO") documents.

         Product Functionality.
         ----------------------

New Release

         The new release of SecureCare 4.0i, scheduled to be available by the end of the year, has all the same features and functionality that the current system has. Additionally,

         o The new release no longer requires a download of the client Win32 application. This will allow for quick access to SecureCare and easy portability into newer designed web portal systems most common in physician offices today.
         o A URL is typed in any browser which connects to the SecureCare servers and displays the appropriate screen.
         o New status icons have been added to indicate which state the documents are in.
         o The system layout is even more similar to the look and feel common to all of today's web e-mail systems.

         o All documents are saved, displayed and printed in PDF (Portable Document Format) format. PDF is a recognized and highly used document type and is being utilized in most healthcare document image systems.
         o A draft mode feature has been added to accommodate the times when documents need to be completed later.
         o With SecureCare 4.0i, forms can be designed by SecureCare personnel in hours versus months. The current system forms designer was limited to how the forms looked on the system; in the new release a form can in most cases look exactly like the healthcare providers form thus being accepted by the physician immediately.

         The SecureCare 4.0i system tracks, audits and provides history related to the status of the documents and the complete history of the document as it moves thru the SecureCare 4.0i system. This audit and history trail can be used for CMS documentation in case of audits.

         Basic e-mail like functions are available for all users of SecureCare 4.0i. The e-mail functionality is secure since the documents never leave the SecureCare 4.0i servers.

         Reports give SecureCare 4.0i users information to track the status of a patient's document; where the document is and if the document has been signed by the physician or the nurse. Turnaround time is monitored for the healthcare provider to better understand which physicians are prompt in returning documents. Patient activity is reported to show a complete history of documents for each patient. All reports are saved, printed and displayed in the PDF format.

Current Release

         SecureCare Release 3.0 offers healthcare providers and physicians a client Win32 application to send forms to a physician office for signature over the Internet. This is accomplished several different ways in SecureCare:

         o Manually completing forms to send to a physician for signature.
         o A scan feature a user can use to create an image that can be associated with a document template within SecureCare. The user identifies the exact area on the image where a physician signature/date would be placed on the image. These templates can be designed permanently and reused along as the signature and date is always in the same place.
         o An import feature parses the data from the healthcare providers practice management software and places the data in the same form that can be manually used on the system.
         o The SecureCare system tracks, audits and provides history related to the status of the documents and the complete history of the document as it moves through the SecureCare system. This audit and history trail can be used for CMS documentation in case of audits.

      Basic e-mail like functions are available for all users of SecureCare. The e-mail functionality is secure since the documents never leave the SecureCare servers.

         Basic reports give SecureCare users information to track the status of a patient's document, where the document is and who has signed it. Turnaround time is monitored for the healthcare provider to better understand which physicians are prompt in returning documents. Patient activity is reported to show a complete history of documents for each patient.

         Technology
         ----------

New Release

         The Company is preparing to release the next generation of the product. This version, SecureCare 4.0i, is being tested and scheduled to be available by the end of the year. The primary differences in the technology platforms between version 3.0 and 4.0 are:

         o Release 4.0 is a web based solution using Microsoft.net browser technologies to communicate.
         o Release 4.0 has a home grown form builder utility, written in C sharp, is used to create forms resembling documents.
         o        Data in the 4.0 database is distributed amongst many tables.
         o Architecture for release 4.0 is distributed with multiple web servers; application servers, database servers and a storage area network (SAN) co-located in a third party facility.

         Like release 3.0, release 4.0 was built according to existing software standards per healthcare regulations specific to internet use.

         The Company believes the technology platform of release 4.0 will provide for certain opportunities. A client download is not necessary allowing for easy set up and less maintenance. As browser based, access is unlimited provided access to the internet exists. With the form builder utility, a form can be added to the system for any provider group in under an hour. Data is distributed allowing for faster and broader scalability. The new multiple server and SAN configuration provides for robust fail-over and scalability.

Current Release

         The current SecureCare Release 3.0 platform is a client/server solution using the internet as a communication vehicle and is an application service provider (ASP) model. Release 3.0 was built according to software standards currently in place per healthcare regulations specific to using the internet. The Release 3.0 platform uses:

         o        XML, SOAP, HTTP, HL7, HIPAA transaction sets
         o        ANSI X12N
         o Microsoft development solutions for front-end client and backend server applications

         All database information is stored in Microsoft SQL Server 2000 using encrypted XML data. CryptoAPI is the encryption tool. Two web servers and one database server are co-located in a third party facility that meets internet requirements and federal regulations for storing healthcare data. The application uses open standards allowing for integration of other software as well as exchange of data with both new and older systems alike.

         Pricing. It is contemplated that client providers will pay a contractual fixed monthly fee per location based on their patient census as well as a transaction fee if their census exceeds the contractual amount. The Company believes our pricing will reflect an easy "buy-in" decision given our customers' expected cost savings and increased cash flow relative to the low transaction fee.

         The pricing model currently includes three components:

         1.       recurring monthly fees by provider by location,
         2.       one time training and setup fees and
         3.       integration and customization charges per contract.

         Physician Advisory Board. In accordance with the Company's strategy, it recently completed the creation of a physician advisory board to support the Company's growth in the healthcare market. The board includes industry leaders who will support and advise the Company on its corporate and development activities. Dr. Richard Corlin, SecureCare's chairman and chief medical officer and past president of the American Medical Association (AMA), is the head of the advisory board. Dr. Edward Hill, president-elect of the AMA, and Dr. Mary Herald, endocrinologist in private practice in New Jersey and an associate of Columbia University, are board members.

         Members of the physician advisory board work directly with the Company's executive management team to collaborate on various facets of the business while helping the company gain broad acceptance in the marketplace.

         The Board of Directors has authorized the issuance of 2,000 shares of Common Stock to both Dr. Hill and Dr. Herald as compensation for their first year of service on the physician advisory board

         Market Opportunity and Competition. The Company believes that a significant market currently exists for its SecureCare(TM) platform, which the Company believes consists of:

            46,000         HHA, DME and Hospice Provider Locations
           200,000         Referring physicians
         8,500,000         Medicare patients alone that use home healthcare.

         Edifecs, Inc. estimates that approximately $450 billion dollars (30%) of the annual healthcare budget is for administration and documentation. This inefficiency represents a marketing opportunity for the Company.

         The Company believes the market for our solutions is in its infancy, and that only a fraction of the potential adoption rate has been addressed to date. The Company believes it is creating a new demand. The Company believes that few, if any, other participants in our space that offer our end-to-end comprehensive solutions. The Company believes there is an emergence of solutions that relate to e-Signatures, such as Trac-Medical, a division of Authentidate Holding. The Company is unaware of any other company that is successfully transferring home health documents in the target market. Not withstanding, the Company believes of those who are offering aspects of our solutions, no vendor has completed and implemented the integration with the number of practice management software systems as the Company has in HHA and DME. The Company has thus far integrated with the following solutions that it believes cover approximately 60% of home healthcare:

         Siemens Information Systems      McKesson HBOC
         Amedisys                         Riversoft
         Baycare                          Wright & Flippis
         Computers Unlimited              Computers Applications Unlimited
         CareCentric(MestaMed and         Omnicare
         Dezine DME6)

         The Company believes its competitive strengths arise from our understanding of home healthcare workflow and our status as the first mover in our market which once having adopted a solution, is not easily moved to another because of the costs of conversion. Because we have integrated with the dominant practice management solutions and believe we can easily integrate with other solutions, we believe we possess a distinct sustainable competitive advantage over new entrants. We believe that our solutions are comprehensive and enable both providers and referring physicians to automate workflow at the point of patient care management and meet regulatory compliance without a change in workflow patterns.

         The Company believes its reporting capabilities allow physicians to track and bill by key billing codes for services reimbursable by Medicare. This functionality, the Company believes, creates revenue opportunities that approximately 97% of physicians are not using today. The Company believes no vendor provides this capability, giving the Company the inside track to physicians' desk-tops.

         The Company has invested time and funds to build our solutions and believe that the Company has a time advantage over competitors. The Company believes it will not require substantial additional capital for technology upgrades which enables the Company to focus on expanding its market, its brand and support systems.


         Future Opportunity. The Company believes it can apply its existing workflow/e-Signature technology into other healthcare market segments which it can help to develop a faster, more efficient workflow and lower operating costs. Sectors that it is targeting include:

         o Internal hospital document workflow such as medical chart review and physical signatures;
         o        Hospital business process workflow;
         o Standardization of electronic death certificate workflow process;

         Recent Events.
         --------------

         Chapter 11 Reorganization. As a part of its financial strategy to ease the company's debt service associated with years of high cost technology development, the Company filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in May 2003. The Company's Plan for Reorganization (the "Plan") became effective, and it emerged from bankruptcy on December 15, 2003 (the "Effective Date"). Among other things, the Plan provided for the following actions, on behalf of the Company, all of which have been effected prior to the date of this Memorandum: (i) all equity interests and rights in the Company prior to the Effective Date were canceled,
(ii) the Company's sole secured creditor, an affiliate of the Placement Agent (the "Creditor"), received 13,935,000 of the 15,000,000 shares of Common Stock issued under the Plan (after the Creditor's transfer of 690,000 shares of Common Stock to various third parties as required under the Plan by the Bankruptcy Court's order), (iii) the Company's unsecured creditors received (a) 375,000 shares of Common Stock (2.5% of the issued and outstanding shares of Common Stock as of the Effective Date), (b) a cash dividend equal to two and one-half percent (2.5%) of the amount of their allowed claim, and (c) an assignment of the Company's rights under a pre-petition judgment in the amount of approximately $1 million, entered in favor of the Company, (iii) equity interest holders in the Company each received 150 shares of Common Stock, regardless of the size of their pre-petition equity interests, and (iv) post-petition secured loans to the Company continue until August 5, 2004 in accordance with the terms of the bankruptcy court's order. A copy of the Plan (as amended by the bankruptcy court's confirmation order), is included in Exhibit D hereto.

         On April 22, 2004, the Company submitted a "Motion to Modify Plan After Confirmation" (the "Motion") to the Bankruptcy Court. The Motion consisted of immaterial changes to the original Plan. A copy of the Motion is included in Exhibit D hereto.

         On October 19, 2004, the judge signed the company's order of final decree effectively closing the case.

         Bridge Financing. During February and March 2004, the Company raised an aggregate of $520,000 from seven (7) accredited investors (as defined in Rule 503 under the 1933 Act) to fund the Company's operations pending the completion of this Offering (the "Bridge Financing"). Investors in the Bridge Financing received $1.00 principal amount of 7.5% Senior Subordinated Note ("Notes") and one (1) share of Common Stock for each $1.00 that they purchased. The Notes are due on their second anniversary date, but may be extended at the option of the Company for an additional six (6) months. The Company must issue one share of Common Stock for each $4.00 principal and accrued interest on the Notes that are extended. The Placement Agent acted as placement agent in the Bridge Financing, which was conducted on a $200,000 or none basis, and received (i) commissions of $41,600, (ii) an expense allowance of $5,200, (iii) five-year warrants to purchase 52,000 shares of Common Stock, at an exercise price of $1.00 per share, and (iv) a consulting agreement (related to the Bridge Financing and this Offering) that provided for the receipt of 2,000,000 shares of the Company's common stock for a total purchase price of $2,000. In addition, a portion of an outstanding loan to the Company in the total principal amount of $24,800 was paid by the Company's allocation of $18,600 of the proceeds from the Bridge Financing to an affiliate of the Placement Agent. A majority-in-interest of the investors in the Bridge Financing have the right to demand registration of their Common Stock commencing September 8, 2004 and the Placement Agent will have piggy-back rights with respect to the 52,000 shares of Common Stock underlying its warrants and the 2,000,000 shares, in any such registration statement.

         Series A Offering. During the period from May through October, 2004 and pursuant to an agreement with the Placement Agent, the Company received funds through a Private Placement. The Company intended to issue, on a "best efforts" basis, up to 20 units, at a purchase price of $100,000 per unit. Each unit consisted of (1) one hundred thousand shares of the Company's 5% Series A Preferred Stock of which each share is initially convertible into one share of the Common Stock and (2) a five (5) year Common Stock purchase warrant to purchase at an exercise price of $1.00 per share, 100,000 shares of Common Stock (the ("Series A Offering").

         In the Series A Offering, the Company raised an aggregate of $1,955,000 from 27 accredited investors (as defined in Rule 503 under the 1933 Act) to fund the Company's business plan. The Company issued an aggregate of 1,955,000 shares of Series A Preferred Stock, with a $1.00 per share stated value, initially convertible into one share of the Company's Common Stock, par value, $.001 per share. Investors in the Series A Offering also received warrants, of 5 year life, to purchase a total of 1,955,000 shares of Common Stock at an exercise price of $1.00 per share. The Placement Agent received commissions of $167,311, an expense allowance of $18,600 and warrants, of 5 year life, to purchase 382,000 shares of Common Stock at an exercise price of $1.00 per share. In addition three outstanding loans to the Company were paid by the Company's allocation of $122,898 of the proceeds of the Series A Offering to affiliates of the Placement Agent

         Directors and Officers of the Company.
         --------------------------------------

         The following table sets forth certain information regarding each of the directors and executive officers of the Company:

        Name            Age               Position
        ----            ---               --------
Dr. Richard F. Corlin    64   Chairman of the Board of Directors and
                              Chief Medical Officer

Robert J. Woodrow        63   President, Chief Executive Officer and Director

Allen J. Stamy           63   Director

William O'Loughlin       53   Executive Vice President and Chief Operating
                              Officer

Neil Burley              44   Vice President and Chief Financial Officer

Dennis Nasto             46   Senior Vice President, Sales and Marketing

         Dr. Richard F. Corlin. Dr. Corlin has been a Director of the Company since September 2000. He is a gastroenterologist in private practice in Santa Monica, California and was President of the American Medical Association ("AMA") from July 2001 to July 2002. Prior to becoming President, Dr. Corlin served as

Speaker of the AMA's House of Delegates for five years. He has been active in the affairs of the AMA for the past twenty years, having served for nine years as a member and then Chair of the AMA Council on Long Range Planning and Development. From 1994 to 1998, Dr. Corlin served as a member of the Advisory Committee to the Director of the National Institute of Health. Dr. Corlin served as President of the California Medical Association ("CMA") from 1992 to 1993, was Vice Speaker and Speaker of the CMA House of Delegates for nine years, and a member of its Board of Trustees for twelve years and chaired numerous committees of the CMA including the Finance Committee, the Liaison Committee to State Hospital medical staffs, and was an active member of the CMA Speakers Bureau on Tort Reform. Dr. Corlin is a graduate of Rutgers University, and received his M.D. degree from Hahnemann Medical College. Following residency training at Hahnemann, Dr. Corlin served as a Lt. Commander in the United States Public Health Service, Heart Disease and Stroke Control Program from 1968 to 1970, and then took a gastroenterology fellowship at UCLA. He is a fellow of the American College of Physicians, is a member of both the American Gastroenterology Association and the American Society of Internal Medicine, and is a Past President of the Southern California Society of Gastrointestinal Endoscopy. He is also the Chairman of the Audio Digest Foundation, a provider of continuing medical education to healthcare professionals, a member of the Board of Governors of Marathon Multimedia, a subsidiary of Audio Digest Foundation that provides information management solutions to medical societies, Chairman of Landes Slezak Group, a subsidiary of Audio Digest Foundation that records sound and video of professional association meetings, and an assistant clinical professor at the University of California-Los Angeles School of Medicine. Dr. Corlin was Vice Chairman of American Sound and Video in 2000 when it filed a petition for reorganization pursuant to Chapter 11 under the U.S. Bankruptcy Code. The proceeding was converted to Chapter 7 under the U.S. Bankruptcy Code and the company was liquidated.

         Robert J. Woodrow. Mr. Woodrow joined the Board of Directors of the Company in May 2002 and became Chief Operating Officer in September 2002. He became President in January 2004 and more recently was appointed President and Chief Executive Officer. He has been an advisor and member of the Board of Directors of numerous early stage information technology companies during the past 15 years, including, from 1991 to 1999, Voice Technology Group, a manufacturer and distributor of telecommunications components that has been acquired by Intel Corporation. He served as President and CEO of Viewfacts Meloche Inc., a private learning systems and market research company, from 1990 to 1994. He has also been CFO and COO of Compuware, a global software and professional services firm. He has also held chief technology positions at Continental Information Systems, a leasing and financial services company, from 1994 to 1996 and Agway, Inc., an agricultural cooperative, from 1964 to 1984. He has been a visiting Professor at Syracuse University's Graduate School of Management and was Chairman of the Curriculum Board while he completed his Ph.D. curriculum requirements. Mr. Woodrow also is currently a Director of MicroLanguage Inc., a software development company specializing in internet data security, and Vice Chairman and a Director of XGear Technologies, Inc., a web-based medical services billing company. He holds a B.S. from Bentley College and an M.B.A. from Cornell University.

         Allen J. Stamy. Mr. Stamy joined the Board of Directors of the Company in August 2002. From February 1996 to the present, Mr. Stamy has served as the President and Chief Operating Officer and more recently Chief Executive Officer of Audio-Digest Foundation. He also provides management oversight to its subsidiary, Marathon Multimedia, and to CME Unlimited, a medical conference capture and e-commerce business. Prior to joining Audio-Digest Foundation, Mr. Stamy worked in education and technology industries where he has had experience in sales, product management, marketing and general management. He previously worked for National Computer Systems from 1990 to 1995, Science Research Associates from 1988 to 1990, and IBM Corporation from 1967 to 1988. At IBM, he managed a full product line including new product development and distributed products through a national direct sales force, direct response marketing and complementary third-party distribution channels. He specialized in opening the Pacific Rim markets for IBM's small computers and peripherals and managed the small system product portfolio. Mr. Stamy earned a Bachelor of Business Administration from the University of Iowa and a Master's of Business Administration from the University of Chicago. He is a director of MedePass Inc., which provides secure transmission of medical information, a member of the Board of Governors of Marathon Multimedia, and a Director of Landes Slezak Group. Mr. Stamy also was a Director of American Sound and Video from 1998 to 2000, when it filed a petition for reorganization under the U.S. Bankruptcy Code and later was liquidated.

         William O'Loughlin. Mr. O'Loughlin joined the Company in October 2004 as Chief Operating Officer. He is responsible for all aspects of the Company's product and technology development, implementation and integration, customer service and support, including training and the overall operations of the Company. Prior to joining the Company, Mr. O'Loughlin worked for WellChoice, Inc. (formerly Empire Blue Cross Blue Shield) from 1971 - 2000 where he held many different positions spanning information technology, business operations, quality assurance and strategic negotiations. Most recently, he was a member of the operating committee and Senior Vice President of Strategic Alliances. Mr. O'Loughlin successfully led corporate negotiations for a multi-year, multi-faceted contract resulting in several hundred millions in funding to modernize the company's IT applications, including a new claim engine, while eliminating millions in corporate expenses. Earlier, as the Senior Vice President of Business Technology Development from 2000 to 2002, Mr. O'Loughlin created and led the team responsible for designing and developing a Java 2 Enterprise Edition compliant framework to support rapid development and code reuse in different business applications. He led the team that developed a multi-functional website with direct, real-time mainframe connectivity ensuring 24x7 availability. From 1997 to 2000, Mr. O'Loughlin served as the Chief Information Officer at Empire managing 100+ core and ancillary applications including all data center functions. It was during this time that he led corporate activities for year 2000 compliance culminating in an incident free implementation. He also reorganized the data center processes and business principles, installed a virtual tape subsystem with a significant reduction in staff and executed multi-year contracts with large mainframe software vendors resulting in multiple millions in savings. His tenure as Chief Information Officer was preceded by a position as the Vice President of Systems from 1996 to 1997. In this role, Mr. O'Loughlin successfully consolidated seven processing systems to one integrated real time system servicing over three million members. Mr. O'Loughlin gained first hand business experience as the Vice President of Membership, Billing & Group Accounts Customer Service from 1995 to 1996 and the Vice President of Senior Accounts from 1993-1995. In these roles, Mr. O'Loughlin provided for corporate wide systemic solutions, performing process redesign and implementing improvements including automation of membership enrollment and methodologies in cash reconciliation. Mr. O'Loughlin graduated Beta Gamma Sigma from Baruch College with an MBA in Computer Methodology. He also holds a BS in Computer Science from Brooklyn College.

         Neil Burley. Mr. Burley is primarily responsible for the development of the Company's financial model, optimization of cash flow and all aspects of finance and accounting. He joined the Company in 2001 and is a financial executive with over 20 years experience. Mr. Burley was employed by Pennzoil Company from 1982 to 1996 where he held a variety of accounting and finance positions, including responsibility for all internal and external (SEC) financial reporting for the Manufacturing and Marketing Division. He was employed by Compaq Computer Corporation from 1996 to 2000, and served as Director of Corporate Financial Planning and Analysis. In this role he functioned as a senior financial advisor to the Chief Financial Officer and Corporate Controller of this Fortune 500 Company. He led a professional team in the development and preparation of consolidated financial reports, board presentations, speech materials, quarterly budgets, earnings targets and financial forecasts for all company regions and business units. In May 2000 he left Compaq to accept equity participation and a senior management role as VP Finance and Controller in the start-up of a managed data storage services company, Storage Provider, Inc. In this role he assumed financial leadership responsibility for the strategic planning, staffing, budgeting, and management of the entire finance and accounting infrastructure. Mr. Burley earned a BS, Accounting from Louisiana State University and is a Texas Certified Public Accountant.

         Dennis Nasto. Mr. Nasto has been employed with the Company since August 2003 and has over twenty (20) years of executive experience in sales and marketing in the healthcare industry. Prior to joining the Company, Mr. Nasto, from 2001 to 2002, was Director of Sales at ResMed Corporation, a leading home health respiratory equipment manufacturer. Mr. Nasto has been successful, during the past eighteen (18) years in building high-energy sales teams at both small and large companies including Kimberly-Clarke Professional Healthcare, a major medical/surgical supply manufacturer, where he was employed as District Sales Manager from 1983 to 1991, and from STERIS Corporation, a leading medical device company, where he held positions as Vice President of Sales-Americas, Vice President National Accounts and Vice President of Sterilization Services from 1991 to 1998. From 2000 to 2001, Mr. Nasto also served as President of X10NET, a start up venture that was focused on bringing web-based workflow solutions to the physician marketplace. Since January 2004, Nasto has achieved triple-digit revenue growth percentages and has established a nationwide sales force including the addition of three regional vice presidents and a sales manager.

         (c)      Employment Arrangements
                  -----------------------

         The Company does not have any employment agreements with any of its directors, officers or employees.

         In January 2004, the Company issued shares of Common Stock to its Directors. The Company issued 500,000 shares, 1,000,000 shares and 100,000 shares, respectively, to Dr. Richard F. Corlin, Robert J. Woodrow and Allen J. Stamy, of which 250,000 shares, 500,000 shares and 50,000 shares, respectively, will be forfeited in the director resigns from the Board of Directors prior to January 20, 2005.

         In January 2004, the Company issued shares of Common Stock to its Officers and Employees totaling 815,000 shares. These shares vested on October 1, 2004 for the employees still employed by the Company on October 1, 2004. As of October 1, 2004 a total of 790,000 shares were issued to the eligible employees, including 215,000 shares to Neil Burley and 150,000 shares to Dennis Nasto.

         In June 2004, the Company issued 15,000 shares of Common Stock to Dr. Richard F. Corlin, to be available to be granted at Dr. Corlin's discretion in the future.

         In June 2004, the Company issued 4,000 shares of Common Stock to its two Physician Advisory Board members (2,000 shares each) as compensation for their first year of service provided on the board.

         In October 2004, the Company agreed to issue options to purchase the Common Stock of the Company to Mr. William O'Loughlin. A total of 300,000 options will be issued to Mr. O'Loughlin upon the Company's adoption of the SecureCare Year 2004 Stock Option Plan. These options will be priced at $1.00 per share and will vest over a two year period. As of the date of this report, the Company's Year 2004 Stock Option Plan had not been adopted.

         (d)      Stock Option Plan
                  -----------------

         The Company does not currently have a Stock Option Plan, but is adopting one in the near future in order to provide proper incentives for its employees and to attract new employees.

         (e) Capital Structure of the Company. The following sets forth the capital structure of the Company prior to the sale of any Securities in the Offering.

                                                Total Common Shares Outstanding
                                                -------------------------------

Gryphon Opportunities Fund I, LLC                                    13,980,638

The Schlinger Foundation                                                495,000

Unsecured Creditors of the Company as of                                375,000
 May 13, 2003 (approximately 155 creditors)

Prior Shareholders of the Company as of                                 149,362
 December 2, 2003, the date of Plan
 Confirmation (approximately 1300 prior shareholders)

                 Reorganization Shares                               15,000,000

Gryphon Financial Securities Corporation                              2,000,000

Shares issued to the Board of Directors of                            1,600,000
 the Company, up to 800,000 shares of which will be subject to forfeiture, in the event that any such executive officer or director does not maintain a relationship with the Company for at least twelve (12) months after the issuance of such shares

Shares to be issued to officers and                                     815,000
 employees of the Company at a later date

Shares issued during February and March 2004 to                         520,000
 7 accredited investors in the Bridge Financing (1)

Shares Issued to Richard Corlin by the Board of                          15,000
 Directors on June 18, 2004

Shares Issues to the Medical Advisory Committee by                        4,000
 the Board of Directors on June 18, 2004
 - Mary T. Herald and J. Edward Hill
 (2,0000 shares each)

                                                                     ----------
Total Common Shares Outstanding at 9/30/04                           19,954,000
                                                                     ==========

(1) In addition to the 520,000 shares issued during the Bridge Financing, a warrant was issued to the Placement Agent which is redeemable for fifty two thousand (52,000) shares of common stock at one dollar ($1.00) per share on or before March 8, 2011.

Total Series A Preferred Stock Outstanding as of 9/30/04:

         (i) 1,955,000 shares of Common Stock issuable upon conversion of the outstanding Series A shares;

         (ii) 1,955,000 shares issuable upon the exercise of the warrants issued in the Series A Offering; and

         (iii) 382,000 shares issuable upon the exercise of the placement agent warrant issued in connection with the Series A Offering.

REPRESENTATIONS BY THE COMPANY

         The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

         2.1 Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock and holds a majority or similar interest) are duly organized and validly existing in good standing under the laws of the jurisdiction in which they were organized, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents.

         2.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Offering Documents and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents. The execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company's board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders. The Offering Documents have been duly executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         2.3 Capitalization. Prior to the initial Closing (as defined below), the authorized, issued and outstanding securities of the Company (including, but not limited to, all and/or other securities convertible into equity securities of the Company and all options and warrants, of which such
Schedule 2.3 shall list such securities and shall provide the type and amount of underlying securities such securities are convertible and/or exercise into to) will be set forth in Schedule 2.3 (and at each subsequent Closing will remain the same except for securities issued in any Closing). All of the issued and outstanding securities of the Company have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Offering Documents, (i) no shares of the Company's capital stock are subject to preemptive rights under Nevada law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Offering Documents; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

         2.4 Issuance of Securities; Reservation. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be (a) duly authorized, validly issued, fully paid and non-assessable, (b) free from all taxes, liens and charges with respect to the issue thereof except that may be created by the Subscriber, and (c) entitled to the rights and preferences set forth in the Securities. At each Closing such number of shares of Common Stock as the Placement Agent shall so indicate will be duly authorized and reserved for issuance. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Questionnaire, (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D, and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Units pursuant to the terms of this Subscription Agreement are and will be exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

         2.5 No Conflicts. Except as set forth in the Offering Documents, the execution, delivery and performance of the Offering Documents by the Company, the consummation by the Company of the transactions contemplated by the Offering Documents, and the issuance of the Securities and performance by the Company of its obligations under the Notes, will not (a) result in a violation of the Company's Certificate of Incorporation, any other certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company, or the Company's By-Laws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, note and/or other indebtedness, lease, license or instrument (including without limitation, any document filed as an exhibit to any of the Company's SEC Documents (as defined below)), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASD) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

         2.6 Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents. Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

         2.7 No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

         2.8 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act by causing this Offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, or otherwise. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act by causing the Offering of the Securities to be integrated with other offerings, or otherwise.

         2.9 Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Subscription Agreement, including without limitation, the Company's issuance of the Securities and the Subscriber's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

         2.10 SEC Documents; Financial Statements. Since December 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). All SEC documents are available on the SEC's website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).

         2.11 Conduct of Business; Regulatory Permits, Trading of Common Stock, Etc. Except as set forth herein and/or in the SEC Documents, since December 31, 2003, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2003 and forming part of the SEC Documents, and current liabilities incurred since December 31, 2003, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Subscription Agreement and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) made or granted any wage or salary increase or entered into any employment agreement, (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations other than changes, events or conditions in the usual and ordinary course of its business, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Common Stock is quoted on the NASD Bulletin Board, trading in the Common Stock has not been suspended by the SEC or the NASD and the Company has received no communication, written or oral, from the SEC or the NASD regarding the suspension or delisting of the Common Stock from the NASD Bulletin Board. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

         2.12 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (b) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (c) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         2.13 Absence of Litigation. Except as set forth in the Offering Documents and the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the NASD, any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

         2.14 Tax Status. Except as set forth in the Offering Documents and the SEC Documents, the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company's knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         2.15 Securities Law Compliance. The offer, offer for sale, and sale of the Units has not been registered with the SEC. The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC.

         2.16 Title. Except as set forth in or contemplated by the Offering Documents and the SEC Documents, the Company has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the Offering Documents.

         2.17 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering Documents, to the Company's knowledge, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Subscription Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth in the Offering Documents, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth in the Offering Documents, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

         2.18 Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated herein other than the Placement Agent.

         2.19 Right of First Refusal. Other than the Placement Agent, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

         2.20 Disclosure. None of the representations and warranties of the Company appearing in this Subscription Agreement or any information appearing in any Exhibit or Schedule hereto or in any of the Offering Documents (other than information received in writing by the Company from third-party sources or statements which are described as a "belief" or "expectation" of the Company or similarly qualified, which statements the Company believes to the best of its knowledge as of the date hereof and at each Closing Date to be true and accurate in all material respects and not misleading), when considered together as a whole, contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

         2.21 Certain Officers. As of the date hereof, Robert Woodrow, Neil Burley, Eugene Fry and Dennis Nasto (the "Key Executives") are employed by the Company on a full-time basis, and, to the best of the Company's knowledge, none of the Key Executives is planning to cease being employed by the Company on a full-time basis in their current capacity and the Company is not aware of any circumstances related to the employment of the Key Executives, apart from circumstances related to the operations of the Company as a whole, that could result in cessation of full-time employment of any of the Key Executives in their current capacities.

III.     TERMS OF SUBSCRIPTION

         3.1 Closing and Termination of Offering. Provided the conditions to closing set forth in Article V and Article VI hereof have been satisfied or waived and neither the Company nor the Placement Agent have notified the other that they do not intend to effect an initial Closing, the Company may effectuate an initial Closing and subsequent Closings (as defined below) at such time and place as it so determines (but in no event later than five (5) business days following the Termination Date). At each closing, payment from the Escrow Account for the Units sold by the Company shall be made. The Company and the Placement Agent may consummate subsequent closings of the Offering, upon mutual agreement only, each of which shall be subject to satisfaction or waiver of the conditions to closing set forth in Article V and Article VI hereof, and each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Closing hereunder is hereinafter referred to as a "Closing Date." The offering period for the Offering shall commence on the day the Offering Documents relating thereto are first made available to the Placement Agent by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of: (i) the sale of all ten (10) Units in the Offering; and (ii) 5:00 p.m. (New York time), January 31, 2005; provided, however, that the Placement Agent may extend the Offering Period for an additional thirty (30) days. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

         3.2 Expenses; Fees. Simultaneously with payment for and delivery of the B Shares and Warrants at each Closing, the Company shall: (A) pay to the Placement Agent a cash fee equal to eight (8%) percent of the aggregate purchase price of the Units sold (the "Cash Fee"); payment of which shall be made directly from the Escrow Account at each Closing; (B) pay to the Placement Agent a cash non-accountable expense allowance equal to one (1%) percent of the aggregate purchase price of the Units sold (the "Non-Accountable Fee"), payment of which shall be made directly from the Escrow Account at each Closing; (C) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the fees and expenses of its head counsel, the Placement Agent's due diligence investigation expenses, travel and mailing expenses, payment of which shall be made directly from the Escrow Account at each Closing; (D) pay all expenses in connection with the qualification of the Units under the blue sky laws of the states which the Placement Agent shall designate, including legal fees, filing fees and disbursements of Placement Agent's counsel in connection with such blue sky matters, payment of which shall be made directly from the Escrow Account at each Closing; (E) issue to the Placement Agent (i) five (5) year common stock purchase warrants (the "Agent Warrants") to purchase at an exercise price of $1.25 per share of Common Stock, ten (10%) percent of the aggregate number of Underlying Shares included in the Units sold at each Closing; and (F) pay to the Placement Agent in the future a five (5%) percent fee on the gross proceeds received by the Company from any future exercise by the Subscribers of the Warrants, if any Warrants are so exercised.

         3.3 Certificates. The Subscriber hereby authorizes and directs the Company, upon each closing in the Offering, to (i) deliver the Warrants and certificates representing the B Shares (the "Stock Certificates") to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated in the Questionnaire, by the date ten (10) days after the applicable Closing Date.

IV.      COVENANTS

         4.1 Registration Rights Agreement. The Company shall provide for the registration of the Shares for resale under the 1933 Act, as provided in the Registration Rights Agreement. The Company and the Subscriber agree to the terms and provisions of Registration Rights Agreement, which terms and provisions are incorporated herein by reference in their entirety and made a part hereof.

         4.2 Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Article V and Article VI of this Subscription Agreement.

         4.3 Form D and Blue Sky. The Company shall file a Form D with respect to the Units as required under Regulation D under the 1933 Act and, upon written request, provide a copy thereof to the Subscriber promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Units for sale to the Subscriber pursuant to this Subscription Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing.

         4.4 Use of Proceeds. The Company shall only use the net proceeds from the sale of the Units for the purpose set forth in Schedule 4.4 hereto.

V.       CONDITIONS TO CLOSING IN FAVOR OF THE COMPANY

         The obligation of the Company hereunder to issue and sell Units to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscriber with prior written notice thereof:

         5.1 Offering Documents. The Subscriber shall have executed a Questionnaire, a Subscription Agreement and delivered the same to the Company.

         5.2 Purchase Price. The Subscriber shall have paid the purchase price for the Units being purchased by the Subscriber at the Closing in the manner set forth in Section 1.1.

         5.3 Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing.

         5.4 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content reasonably satisfactory to the Company and its legal counsel.

VI.      CONDITIONS TO CLOSING IN FAVOR OF THE SUBSCRIBER

         The obligation of the Subscriber hereunder to purchase the Units is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Subscriber's sole benefit and may be waived by the Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

         6.1 Offering Documents. The Company shall have executed and delivered to the Subscriber each of the Offering Documents to which its signature is required.

         6.2 Legal Opinion. The Subscriber shall have received the opinion of the Company's counsel dated as of the Closing, in substantially the form approved by the Placement Agent.

         6.3 Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such representations and warranties to be true and correct as stated above and except for such nonperformance, failure to satisfy or comply as would not, individually or in the aggregate, have a Material Adverse Effect.

         6.4 Certain Placement Agent Documents. The Company shall have executed and delivered to the Placement Agent, the Agent Warrant and the Agent Registration Rights Agreement.

         6.5 Due Diligence. The Placement Agent shall have completed its due diligence investigation of the Company, including without limitation, its review of the Company's financial statements, projections, business prospects, capital structure, and contractual arrangements, to the Placement Agent's reasonable satisfaction.

         6.6 Other Matters. All opinions, certificates and documents and all proceedings related to this Offering shall be in form and content satisfactory to the Placement Agent and its counsel.

         6.7 Lock-Up Agreements. The Company has previously delivered to the Placement Agent Lock-Up Agreements executed by each of Dr. Richard F. Corlin, Robert J. Woodrow, Allen J. Stamy, Neil Burley Eugene Fry, Dennis Nasto and the Placement Agent expiring February 5, 2005. (NEED TO GET William O'Loughlin)

VII.     RIGHTS OF TERMINATION

         7.1 Termination by Subscriber or Company. This Subscription Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the parties hereto; (b) by either the Company or (b) by the Company or the Subscriber upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final, non-appealable order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement. Termination of this Subscription Agreement under this Section 7.1 shall result in this Subscription Agreement becoming void and of no further force and effect, except that a termination shall not release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations provided hereunder, and the obligations under Section 8.8 shall survive such termination.

         7.2 Termination by the Placement Agent. In the event the Placement Agent decides for any reason prior to the Closing not to proceed with the Offering, upon notice to the Company and the Subscriber, this Subscription Agreement shall be terminated and become void and of no further force and effect, and none of the Company, the Placement Agent, or the Subscriber shall have any further obligations pursuant to this Subscription Agreement, including without limitation, the obligation to consummate the Offering; provided, however, that the obligations under Section 8.8 and Section 8.12 shall survive such termination.

MISCELLANEOUS

         8.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  3001 Bee Caves Road, Suite 250
                  Austin, Texas 78746
                  Attention: President
                  Telephone: (512) 439-3900
                  Facsimile: (512) 439-3901

                  With a copy to:

                  Frank J. Hariton, Esq.
                  1065 Dobbs Ferry Road
                  White Plains, New York 10607
                  Telephone:  (914) 674-4373
                  Facsimile:  (914) 693-2963

         If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change, together with a copy to:

                  Gryphon Financial Securities Corp.
                  400 Royal Palm Way
                  Palm Beach, FL
                  Attention:  President
                  Telephone:  (561) 832-1577
                  Facsimile:  (561) 832-9213

         Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (a), (b) or (c) above, respectively.

         8.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and each Noteholder.

         8.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

         8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, Company hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon Company or such agent, return receipt requested, with the same full force and effect as if personally served upon Company in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

         8.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

         8.6 Successors And Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Units. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder. Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

         8.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.8 Survival. The representations and warranties of the Company and the Subscriber contained in Article I and Article II and the agreements set forth this Article VIII shall survive the Closing for a period of twelve (12) months.

         8.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

         8.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         8.11 Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Frank Hariton, Esq., counsel to the Company; (c) it understands that the Placement Agent has been represented by its own counsel, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

         8.12 Expenses of Enforcement. The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of the Securities Notes and Shares in enforcing any of its rights and remedies under this Subscription Agreement, the Certificate of Designation, or the Registration Rights Agreement.

         8.13 Confidentiality. The Subscriber agrees that, at all times during the period ending five (5) business days after the filing by the Company with the SEC of its next Annual Report on Form 10-KSB following the date hereof, it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company contained in the Offering Documents to which it has become privy by reason of this Subscription Agreement.

         8.14 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         8.15 Registration Rights Agreement. By execution of this Agreement, Subscriber hereby agrees to all terms and conditions set forth in the Registration Rights Agreement as if Subscriber executed such Registration Rights Agreement directly.

         IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first written above.

SUBSCRIBER **                               CO-SUBSCRIBER **

__________________________________          ____________________________________
Signature of Subscriber                     Signature of Co-Subscriber

__________________________________          ____________________________________
Name of Subscriber [please print]           Name of Co-Subscriber [please print]

__________________________________          ____________________________________
Address of Subscriber                       Address of Co-Subscriber

__________________________________          ____________________________________
Social Security or Taxpayer                 Social Security or Taxpayer
Identification Number of                    Identification Number of
Subscriber                                  Co-Subscriber

Name of Holder(s) as it should appear on the security certificates* [please print]

* Please provide the exact names that you wish to see on the certificates

(1)  For individuals, print full name of subscriber.
(2)  For joint, print full name of subscriber and all co-subscribers.
(3) For corporations, partnerships, LLC, print full name of entity, including "&," "Co.," "Inc.," "etc," "LLC," "LP,"etc.
(4) For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates.)

Dollar Amount of Units Subscribed For: $__________

                                            Dollar Amount of Units
                                            Subscription Accepted: $____________

                                            SUBSCRIPTION ACCEPTED BY THE COMPANY

                                            SECURECARE TECHNOLOGIES, INC.


                                            By:_________________________________

**If Subscriber is a Registered
Representative with an NASD member
firm or an affiliated person of an
NASD member firm, have the
acknowledgment to the right signed
by the appropriate party:

The undersigned NASD Member firm
acknowledges receipt of the notice
required by Rule 3040 of the NASD
Conduct Rules.

Name of NASD Member Firm


By:_______________________________
      Authorized Officer

                                INDEX OF EXHIBITS
                                -----------------


         Exhibit A         Form of Warrant

         Exhibit B         Certificate of Designation  for Series B Shares

         Exhibit C         Form of Registration Rights Agreement

         Exhibit D         Prior Bankruptcy Information

         Exhibit E         Certificate of Designation for Series A Shares

                               INDEX OF SCHEDULES
                               ------------------


         Schedule 2.3      Capital Structure; Outstanding Securities

         Schedule 4.4      Use of Proceeds

                                    EXHIBIT A
                                    ---------


                                 Form of Warrant

                                    EXHIBIT B
                                    ---------


                 Certificate of Designation for Series B Shares

                                    EXHIBIT C
                                    ---------


                     Form of Registration Rights Agreement

                                    EXHIBIT D
                                    ---------


                          Prior Bankruptcy Information

                                    EXHIBIT E
                                    ---------


                 Certificate of Designation for Series A Shares

                                  SCHEDULE 2.3
                                  ------------


                            Outstanding Securities


See Schedule attached.

                                  SCHEDULE 4.4
                                  ------------


                                 Use of Proceeds


See Schedule attached.